Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

HUB CYBER SECURITY (ISRAEL) LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(8)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity	Ordinary shares, no par value per share(1)(3)	457(f)(1)	22,158,700	$10.04(4)	$222,473,348(4)	0.0000927	$20,623.28
Fees to Be Paid	Equity	Warrants to purchase ordinary shares(1)(5)	457(f)(1)	17,846,200	—(6)	— (6)	0.0000927	—
Fees to Be Paid	Equity	Ordinary shares underlying warrants(1)(7)	457(i), (g)	13,384,650	$11.62(6)	$207,372,844(6)	0.0000927	$19,223.46
	Total Offering Amounts							$39,846.74
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$39,846.74

(1)	The number of ordinary shares, no par value per share (“HUB Security ordinary shares”), of HUB Cyber Security (Israel) Ltd. (“HUB Security”) and warrants (“HUB Security warrants”) to purchase HUB Security ordinary shares being registered is based upon an estimate of the sum of (a) the maximum number of shares of common stock, par value $0.0001 per share (“RNER Common Stock”), of Mount Rainier Acquisition Corp. (“RNER”) that will be outstanding immediately prior to the business combination (“Business Combination”) described in the accompany proxy statement/prospectus and exchanged for one HUB Security ordinary share for each such share of RNER Common Stock, assuming the stock split (“Stock Split”) described in the accompany proxy statement/prospectus has occurred; and (b) the maximum number of warrants of RNER (“RNER warrants”) that will be outstanding immediately prior to the Business Combination and exchanged for one HUB Security warrant for each such RNER warrant, assuming the Stock Split has occurred.

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.

(3)	Represents HUB Security ordinary shares issuable in exchange for outstanding RNER Common Stock upon the merger of Rover Merger Sub Inc. (“Merger Sub”) with and into RNER pursuant to the Business Combination.

(4)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) $10.04 (the average of the high ($10.06) and low ($10.03) trading prices of shares of RNER Common Stock on the Nasdaq Capital Market (“Nasdaq”) on August 19, 2022, a date within five business days prior to the initial filing of this registration statement), multiplied by (ii) 22,158,700 HUB Security ordinary shares to be issued to RNER stockholders in connection with the Business Combination.

(5)	Represents warrants of HUB Security, each whole warrant entitling the holder to purchase one HUB Security ordinary share, to be issued in exchange for warrants of RNER upon the merger of Merger Sub with and into RNER pursuant to the Business Combination.

(6)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) the sum of (a) $0.12 (the average of the high ($0.12) and low ($0.12) prices for the RNER warrants on Nasdaq on August 19, 2022, a date within five business days prior to the initial filing of this registration statement) and (b) $11.50, the exercise price of the RNER warrants, resulting in a combined maximum offering price per warrant of $11.62, multiplied by (ii) 17,846,200 HUB Security warrants to be issued to RNER warrant holders in connection with the Business Combination. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the HUB Security warrants has been allocated to the underlying HUB Security ordinary shares and those HUB Security ordinary shares are included in the registration fee.

(7)	Represents HUB Security ordinary shares underlying warrants of HUB Security.

(8)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.